Exhibit 5



                                    July 28, 1995




Potomac Electric Power Company
Washington, D. C.

Dear Sirs:

      Reference is made to the proposed issuance and sale, pursuant to rule 415, by Potomac Electric Power Company (the "Company") of up to $350,000,000 aggregate principal amount of its Debt Securities, which may consist of First Mortgage Bonds (the "New Bonds") and/or its Medium-Term Notes (the "Notes"); and with respect to which the Company is today filing with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act") (which registration statement, as amended by all amendments, is hereinafter called the "Registration Statement").

      As counsel for the Company, I have examined such certificates, corporate records and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination, advise that, in my opinion:

      (1) The Company has been duly incorporated and is now validly existing as a corporation under the laws of the District of Columbia and is also now validly existing as a domestic corporation of the Commonwealth of Virginia.

      (2) The New Bonds will have been duly and validly issued and will constitute legal, valid and binding obligations of the Company upon (a) the due authorization by the Board of Directors or by the Executive Committee of the Board of Directors of the Company of an appropriate indenture supplemental to the Company's Mortgage and Deed of Trust dated July 1, 1936, providing for the creation of the New Bonds and the due execution and delivery of such instrument by the Company and the Trustee named therein, (b) the due authorization, by the Board of Directors or by the Executive Committee of the Board of Directors of the Company, of the specific terms of the New Bonds and of their issuance and sale in the manner and upon the terms set forth in the Registration Statement, (c) the due authorization of such issuance and sale by the Public Service Commission of the District of Columbia, (d) the recording upon the books of the Company of the certificate of said Public Service Commission, (e) the Registration Statement becoming effective under the 1933


Potomac Electric Power Company
Page Two
July 28, 1995





Act, (f) the qualification under the Trust Indenture Act of 1939, as amended (the "1939 Act"), of the Company's Mortgage and Deed of Trust dated July 1, 1936, as amended and supplemented by all indentures supplemental thereto, to and including the above-mentioned supplemental indenture (the "Mortgage"), (g) the execution of the New Bonds by the Company, the filing with the Trustee under the Mortgage of the appropriate certificates, instruments and opinions called for thereby, and the authentication of the New Bonds by the Trustee, all in accordance with the provisions of the Mortgage, and (h) the delivery of the New Bonds against payment therefor in accordance with such authorizations of the Board of Directors or the Executive Committee of the Board of Directors of the Company and of said Public Service Commission.

      (3) The Notes will have been duly and validly issued and will constitute legal, valid and binding obligations of the Company upon (a) the due authorization, by the Board of Directors or by the Executive Committee of the Board of Directors of the Company, of the terms of the Notes and of their issuance and sale in the manner and upon the terms set forth in the Registration Statement, (b) the due authorization of such issuance and sale by the Public Service Commission of the District of Columbia, (c) the recording upon the books of the Company of the certificate of said Public Service Commission, (d) the Registration Statement becoming effective under the 1933 Act, (e) the qualification under the 1939 Act of an indenture governing the issuance of the Notes (the "Indenture"), (f) the execution of the Notes by the Company, the filing with the Trustee under the Indenture of the appropriate certificates, instruments and opinions called for thereby, and the authentication of the Notes by the Trustee, if required, all in accordance with the provisions of the Indenture, and (g) the delivery of the Notes against payment therefor in accordance with such authorizations of the Board of Directors or the Executive Committee of the Board of Directors of the Company and of said Public Service Commission.

      I hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement and to the making in the said Registration Statement of the statements with respect to me which are made under the captions "Experts" and "Legal Opinions" in the form of First Mortgage Bond Prospectus and under the caption "Legal Opinions" in the form of Medium-Term Note Prospectus, which prospectuses constitute a part of said Registration Statement.

                                    Very truly yours,



                                    /s/ William T. Torgerson
                                    William T. Torgerson